EXHIBIT 10.15

TERM NOTE

This short term loan agreement (the “Term Note”) dated as of October 1, 2014, is made by SofTech, Inc., a Massachusetts corporation with offices at 650 Suffolk Street, Suite 415, Lowell, MA 01854 (the “Borrower”) in favor of EssigPR, Inc., a Puerto Rico corporation (the “Lender”).

1.

Promise to Pay. For value received, the Borrower promises to pay to the Lender the principal amount of Three Hundred Thousand Dollars ($300,000), at the times described below, together with interest thereon as described below.

2.

Funding Mechanism. The $300,000 Term Note shall be funded solely from the $320,000 payment (the “Holdback Payment”) due from Mentor Graphics Corporation (“Mentor”) to Borrower related to Mentor’s acquisition of the CADRA product line in October 2013. The Holdback Payment was part of a series of deferred payments due from Mentor that have been assigned to EssigPR as collateral for a $750,000 promissory note entered into in June 2014. The Holdback Payment is due from Mentor on October 11, 2014.

3.

Collateral. Upon repayment of the Borrower’s existing debt facility with Prides Capital (“Existing Lender”) and the release of Existing Lender’s first security interest in all of the Borrower’s assets, any amounts owed by Borrower under this Term Note shall be secured by all of the Borrower’s accounts receivable until paid in full.

4.

Interest. Borrower shall make quarterly interest payments, in arrears, to Lender at an annual interest rate of 9.5% computed on the basis of a 360-day year for the actual number of days elapsed on the unpaid principal balance.

5.

Warrants. Borrower hereby awards Lender 5,000 stock options to purchase SofTech common stock at an exercise price of $1.00 per share. Such stock options will be fully vested upon execution of this Term Note. The stock options will expire on the ten year anniversary of the award if not exercised.

6.

Term. The term of this Term Note shall be six months. Borrower shall pay the principal of this Term Note in full on April 10, 2015.

7.

Prepayments. Borrower may prepay all or part of the principal of this Term Note at any time. Any partial prepayment will be applied to the installment or installments last falling due under this Term Note.

8.

Manner and Place of Payments.  Payments of principal and interest shall be paid in lawful money of the United States of America on the day when due, by wire transfer of immediately available funds to the account of Lender designated by it in writing.  If any principal or interest payment under this Term Note shall be stated to be due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest.

9.

Default and Acceleration. Each of the following shall be an event of default under this Term Note:

a.)

a default in the payment of any installment of principal or interest under this Term Note that Borrower at any time owes to the Lender or in the payment of any other indebtedness or obligation that Borrower now or in the future owes to the Lender, as and when it shall be or become due and payable unless cured within five (5) business days of written notice from Lender;

b.)

a default in the performance of any other obligation to Lender under this Term Note,  or any other agreement that has been or in the future is entered into between Borrower and Lender unless cured within five (5) business days of written notice from Lender; or

c.)

Borrower dissolves, becomes insolvent, or makes an assignment for the benefit of creditors.

On the occurrence and during the continuation of any event of default that has not been cured after written notice from Lender, all or any part of the indebtedness and all or any part of all other indebtedness evidenced by this Term Note and obligation then owing by Borrower to the Lender shall, at the option of the Lender, become immediately due and payable without notice or demand. If a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time begun by or against Borrower, then all such indebtedness shall automatically become immediately due and payable.

10.

Place and Application of Payments. Each payment on this Term Note shall be made at Lender’s address set forth above or any other place that the Lender directs in writing. Any payment on this Term Note shall be applied in the following order: first to any expenses (including expenses of collection) then due and payable to Lender under this Term Note, second to any accrued and unpaid interest, and third to the unpaid principal balance. If Borrower at any time owes the Lender any indebtedness or obligation in addition to the indebtedness evidenced by this Term Note, and if any indebtedness owed by Borrower to the Lender is then in default, then Borrower shall have no right to direct or designate the particular indebtedness or obligation on which any payment made by or collected from Borrower or other security shall be applied. Borrower waives any such right and agrees that the manner of application of any such payment, as between or among such indebtedness and obligations, shall be determined solely by the Lender.

11.

Setoff. The Lender shall have the right at any time to set off any indebtedness that Lender then owes to Borrower against any indebtedness evidenced by this Term Note that is then due and payable.

12.

Remedies. The Lender shall have all rights and remedies provided by law and by agreement of any Borrower, as well as any rights of a secured creditor under the Uniform Commercial Code. Any requirement of reasonable notice with respect to any sale or other disposition of collateral shall be met if the Lender sends the notice at least ten days before the date of sale or other disposition. Borrower shall reimburse the Lender for all expenses, including reasonable attorney fees and legal expenses that the Lender pays or incurs in protecting and enforcing the rights of and obligations to the Lender under any provision of this Term Note.

13.

Waivers. No delay by the Lender shall be a waiver of the exercise of any right or remedy. No single or partial exercise by the Lender of any right or remedy shall preclude any other or future exercise of that or any other right or remedy. No waiver by the Lender of any default or of any provision of this Term Note shall be effective unless it is in writing and signed by the Lender. No waiver of any right or remedy on one occasion shall be a waiver of that right or remedy on any future occasion.

Borrower waives demand for payment, presentment, notice of dishonor, and protest of this Term Note, waives all defenses based on suretyship or impairment of collateral, and consents to any extension or postponement of time of its payment, to any substitution, exchange, or release of all or any part of any security given to secure this Term Note, to the addition of any party, and to the release, discharge, waiver, modification, or suspension of any rights and remedies against any person who may be liable for the indebtedness evidenced by this Term Note.

14.

Applicable Law and Jurisdiction. This Term Note shall be governed by and interpreted according to the laws of the Commonwealth of Massachusetts and that any action or proceeding arising under this Term Note may be commenced in any federal or state court of the Commonwealth of Massachusetts sitting in the County of Suffolk.

EACH OF LENDER AND BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM (“CLAIM”) THAT IS BASED UPON, ARISES OUT OF, OR RELATES TO THIS TERM NOTE OR THE INDEBTEDNESS EVIDENCED BY IT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED UPON, ARISING OUT OF, OR RELATING TO ANY ACTION OR INACTION OF LENDER IN CONNECTION WITH ANY ACCELERATION, ENFORCEMENT, OR COLLECTION OF THIS NOTE OR SUCH INDEBTEDNESS.

BORROWER		LENDER

SofTech, Inc.		EssigPR, Inc.

By:	/s/ Joseph Mullaney	By:	/s/ Joseph P. Daly

Its:	CEO	Its:	CEO

Date:	October 2, 2014	Date:	October 2, 2014